Exhibit 99

Family Dollar June Comparable Store Sales Increase 8.0%

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended July 5, 2008, increased 10.7% to $715.0 million compared with $645.8 million for the five-week period ended July 7, 2007. Comparable store sales for the June period increased 8.0%. The Company had 6,562 stores as of July 5, 2008, including 24 new stores which opened in the June period.

Commenting on the sales results, Howard R. Levine, Chairman and Chief Executive Officer said, “June sales were favorably impacted by several factors, including the arrival of consistently warmer weather, stimulus checks, advertising and robust sales related to the July 4th Holiday. Although sales of consumables continue to drive our overall results, this month we saw an improvement in sales trends in more discretionary categories, including apparel and seasonal items.”

	FY08 Sales (millions)	Comparable Store Sales Change
June 2008	$715.0	8.0%
Year-to-date	$5,932.9	0.7%

July Sales Outlook

The Company expects that comparable store sales in the July period will increase 3% to 5%.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  fluctuations in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings;
  our ability to attract and retain employees; and
  the impact of the federal economic stimulus package.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,500 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com